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                                                                   EXHIBIT 10.56

                          LANDLORD CONSENT TO SUBLEASE

         This Consent is entered into as of the 14th day of February, 2001 by and among EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), WESTPOINT STEVENS INC., A DELAWARE CORPORATION ("Sublandlord"), and HTG CORPORATION, A GEORGIA CORPORATION ("Subtenant").

                                    RECITALS:

A. Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated July 13, 2000 (the "Lease") pursuant to which Landlord has leased to Sublandlord certain premises currently containing approximately 11,899 rentable square feet (the "Premises") known as Suite Nos. 1600, 1620 and 1680 on the 16th floor of the building commonly known as Prominence in Buckhead located at 3475 Piedmont Road, NE, Atlanta, Georgia (the "Building").

B. Sublandlord and Subtenant have entered into that certain sublease agreement dated August 15, 2000, attached hereto as EXHIBIT A (the "Sublease Agreement") pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: 1,040 rentable square feet on the 16th floor of the Building, (the "Sublet Premises") constituting a part of the Premises.

C. Sublandlord and Subtenant have requested Landlord's consent to the Sublease Agreement.

D. Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

         NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease Agreement subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1. Sublease Agreement and Lease. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease Agreement is attached hereto and made a part hereof as EXHIBIT A. Notwithstanding anything to the contrary contained in the Sublease Agreement to the contrary, all parties agree that the "Lease", as defined in the Sublease Agreement, shall be deemed to mean the Lease, as described in Recital A above.

2. Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease Agreement and this Consent. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease Agreement and this Consent.

3. Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

4. No Release. Nothing contained in the Sublease Agreement or this Consent shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease Agreement or this Consent or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease Agreement, it being understood that Landlord is not a party to the Sublease Agreement and, notwithstanding anything to the contrary contained in the Sublease Agreement, is not bound by any terms or provisions contained in the Sublease Agreement and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5. Administrative Fee. Upon Sublandlord's execution and delivery of this Consent, Sublandlord shall pay to Landlord the sum of $750.00 in consideration for Landlord's review of the Sublease Agreement and the preparation and delivery of this Consent.


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6.       No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease Agreement or otherwise transfer its interest in the Sublet Premises or the Sublease Agreement to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

7. Lease. In no event shall the Sublease Agreement or this Consent be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord's prior written approval and in accordance with the terms and conditions of the Lease.

8. Services. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9. Attornment. If the Lease or Sublandlord's right to possession thereunder terminates for any reason prior to expiration of the Sublease Agreement, Subtenant agrees, at the election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease Agreement for the remainder of the term of the Sublease Agreement. If Landlord does not so elect, the Sublease Agreement and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord's right to possession thereunder.

10. Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord shall provide Landlord with a new address for notices to Sublandlord under the Lease. If Sublandlord fails to provide Landlord with written notice of such new address, then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

11. Payments Due Under the Sublease. As described in Sectio XIII.C. of the Lease, if at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all sums due under the Sublease Agreement directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease Agreement. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate.

12. Lease Modifications. It is hereby acknowledged and agreed that the provisions in Section 9(iii) of the Sublease or any other provisions therein which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord's execution of any agreements amending the Lease subsequent to the date hereof notwithstanding the aforesaid terms and provisions of the Sublease, including Section 9(iii) of the Sublease.

13. Representation of Landlord. Effective as of January 15, 2001, Landlord hereby represents to Subtenant, that, to the knowledge of Landlord, Sublandlord is not in default under the terms of the Lease and has paid all sums due under the Sublease through January 15, 2001.

14. Counterparts. This Consent may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

         IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent as of the date set forth above.


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                           LANDLORD:

                           EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                           By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                                    By:      Equity Office Properties Trust, a
                                             Maryland real estate investment
                                             trust, its general partner


                                             By: /s/ Donald E. Huffner
                                                --------------------------------

                                             Name: Donald E. Huffner
                                                  ------------------------------

                                             Title: Senior Vice President
                                                    Altanta Region
                                                   -----------------------------

                           SUBLANDLORD:

                           WESTPOINT STEVENS INC., A DELAWARE CORPORATION


                           By: /s/ Thomas M. Lane
                              ---------------------------------------

                           Name: Thomas M. Lane
                                -------------------------------------

                           Title: Senior Vice President and Treasurer
                                 ------------------------------------

                           SUBTENANT:

                           HTG CORPORATION, A GEORGIA CORPORATION


                           By: /s/ Holcombe T. Green, Jr.
                              ---------------------------------------

                           Name: Holcombe T. Green, Jr.
                              ---------------------------------------

                           Title: President
                              ---------------------------------------


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                                    EXHIBIT A

                               SUBLEASE AGREEMENT


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